Exhibit 10.7

FIRST AMENDING AGREEMENT to the Subordinated Loan Agreement dated as of March 24, 2003, entered into in the City of Montréal, Province of Québec, as of October 8, 2003:

BETWEEN:	VIDÉOTRON LTÉE, a corporation incorporated under the laws of Québec, with its registered office at 300 Viger Avenue East, Montreal, province of Québec, H2X 3W4,
(the "Borrower");
AND:	QUEBECOR MEDIA INC., a corporation incorporated under the laws of Québec, with its registered office at 300 Viger Avenue East, Montreal, province of Québec, H2X 3W4,
(the "Lender");

        WHEREAS the Borrower and the Lender have entered into that certain Subordinated Loan Agreement dated as of March 24, 2003 (as same may be amended, restated or otherwise modified from time to time, the "Subordinated Loan Agreement"; all capitalized terms used herein shall have the meanings ascribed thereto in the Subordinated Loan Agreement, unless otherwise defined herein);

        AND WHEREAS the Borrower has requested the option to defer the payment of interest under the Subordinated Loan Agreement up to and including the Maturity Date, in accordance with the terms and conditions contained herein;

        THE PARTIES HEREBY AGREE AS FOLLOWS:

1.     AMENDMENTS

1.1    Amendments to Section 1.1

  1.1.1
  The definition of "Interest Payment Date" contained in Section 1.1 of the Subordinated Loan Agreement is amended as follows:

    "Interest Payment Date" means, subject to the Interest Payment Deferral Option provided in Section 2.5 hereof, March 31, June 30, September 30 and December 31 of each year, provided that the first Interest Payment Date shall be on June 30, 2003 and the last Interest Payment Date shall be on the Principal Payment Date (to the extent any amounts in interest then remain unpaid).

  1.1.2
  The definition of "Interest Period" contained in Section 1.1 of the Subordinated Loan Agreement is amended as follows:

    "Interest Period" means, subject to the Interest Payment Deferral Option provided in Section 2.5 hereof, each of the three-month period ending on March 31, June 30, September 30 and December 31 of each year; except for the first Interest Period, which shall begin on March 24, 2003 and end on June 30, 2003, and the last Interest Period which shall end on the Principal Payment Date.

  1.1.3
  The following definition of "Interest Payment Deferral Option" is added to Section 1.1:

    "Interest Payment Deferral Option" shall have the meaning ascribed thereto in Section 2.5 hereof.

1.2    Amendments to Section 2.5

Section 2.5 of the Subordinated Loan Agreement shall be replaced by the following Section 2.5:

  2.5
  Interest Payment Deferral Option

  The Borrower may, at its option (the "Interest Payment Deferral Option"), elect to:

  (i)
  defer, at any time and from time to time, the payment of any Interest Installment up to and including the Maturity Date, at which time, the Principal Installment and any deferred Interest Installment shall become payable (and which deferred Interest Installment shall bear interest at the rate applicable to the Principal Installment); or

  (ii)
  issue a promissory note, substantially in the form of Schedule A to the Subordinated Loan Agreement, on any or each Interest Payment Date, for the Interest Installment amount, providing for the repayment of such Interest Installment on the Maturity Date together with interest accrued thereon at the rate applicable to the Principal Installment, such promissory note(s) to be issued in addition to the Promissory Note, the whole, provided, however, that no Default or Event of Default shall exist at the time of any such deferral.

For greater certainty, the parties hereto agree that in the event that the Borrower chooses to exercise the Interest Payment Deferral Option provided herein in respect of any Interest Installment, the Interest Period in respect of such Interest Installment, shall be extended to reflect that the Interest Repayment Date may be extended up to and including the Maturity Date.

2.     MISCELLANEOUS

2.1    Survival of Remaining Provisions

All provisions of the Subordinated Loan Agreement which are not amended hereby shall remain in full force and effect and this Amending Agreement shall form an integral part of the Subordinated Loan Agreement.

2.2    Governing Law and Jurisdiction

This Amending Agreement and all matters arising in connection therewith shall be governed by, and construed in accordance with, the laws in force in the Province of Quebec and the laws of Canada applicable herein. The parties submit to the exclusive jurisdiction of the courts of the Province of Quebec with respect to any matter arising out of or in connection with this Amending Agreement.

2.3    Counterparts

This Amending Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same agreement, and any of the parties hereto may execute this Amending Agreement by signing any such counterpart.

2.4    Language

The Borrower and the Lender confirm that they have requested that this Amending Agreement and all documents and notices contemplated thereby be drawn up in the English language. L'Emprunteur et le Prêteur confirment avoir requis que cette convention d'amendement et tous les documents et avis qui y sont envisagés soient rédigés en langue anglaise.

        IN WITNESS WHEREOF, the parties hereto have caused this Amending Agreement to be duly executed as of the date first above written.

VIDÉOTRON LTÉE
per:	/s/ RAYMOND MORISSETTE Name: Raymond Morissette Title: Vice President, Control
QUEBECOR MEDIA INC.
per:	/s/ MARK D'SOUZA Name: Mark D'Souza Title: Vice President and Treasurer